Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 24, 2023, relating to the financial statements of Shoe Carnival, Inc. and the effectiveness of Shoe Carnival, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the year ended January 28, 2023.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

June 23, 2023